UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2009

SOUTH TEXAS OIL COMPANY
(Exact name of Registrant as specified in charter)

Nevada	0-50732	74-2949620
(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification)

300 E Sonterra Blvd, Suite 1220, San Antonio, TX	78258
(Address of principal executive offices)	(Zip Code)

(210)545-5994 (Telephone) (210)545-3317 (Fax)

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act   (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement

On Friday, February 20, 2009 South Texas Oil Company (the “Company”) entered into definitive agreements with Longview Fund L.P., a California limited partnership (“Longview”), to restructure $26.1 million of the Company’s senior secured debt (plus accrued interest).  The debt restructuring includes the exchange of $16.3 million in principal (plus accrued interest) for shares of Series A Convertible Preferred Stock and a debt-non-core asset exchange valued at $9.8 million.

Pursuant to the Securities Exchange Agreement with Longview, the Company will issue to Longview approximately 1.6 million shares of Series A Convertible Preferred Stock in exchange for the surrender and cancellation of approximately $16.3 million of the Company’s senior secured debt held by Longview.  The Series A Convertible Preferred Stock has a stated value of $10.00 per share, has no coupon rate or dividends, and has no voting rights.  The shares of Series A Convertible Preferred Stock are convertible into shares of common stock at any time subsequent to 90 days after the issuance of the shares at a conversion price of $0.50 per share of common stock.  The issuance of Series A Convertible Preferred Stock is subject to shareholder approval, and the closing of the Securities Exchange Agreement, as well as the Asset Purchase and Sale Agreement, will take place upon the effectiveness of such approval.

The Company also entered into a definitive Asset Purchase and Sale Agreement with Longview on February 20, 2009, to sell the Company’s Colorado DJ Basin properties and its Unit U34 Single Drum Draw-works drilling rig, and associated assets, for a combined total of $9.8 million.  Subject to the terms and conditions of the Asset Purchase and Sale Agreement, on the closing date, South Texas Oil shall convey these assets to Longview in exchange for Longview’s discharge and satisfaction of $9.8 million of the Company’s senior debt held by Longview.  The Colorado property disposition includes the Company’s entire 37.5% non-operated working interest in 23,111 gross (8,666 net) acres.  The assets being conveyed to Longview include approximately 217,000 barrels of oil equivalent of proved reserves and an estimated 18 barrels of oil equivalent per day of net production located in Logan County, Colorado.

The Asset Purchase and Sale transaction for the disposition of both the Colorado property and drilling rig will close concurrently with the closing of Securities Exchange Agreement and the issuance of the Company’s Series A Convertible Preferred Stock to Longwood.  Following the closing of both transactions, the Company’s remaining senior secured debt will be approximately $16.0 million or 40% of its current senior debt.

On February 23, 2009, the Company issued a press release announcing the entry in the material definitive agreements described herein.

The February 20, 2009 agreements and the Company’s Series A Preferred Certificate of Designations are attached hereto as Exhibit 99.1 through 99.4 and are incorporated by reference.  The description of these transactions above is qualified in its entirety by reference to Exhibits 99.1 through 99.4.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits	Description

99.1	Securities Exchange Agreement
99.2	Series A Convertible Preferred Certificate of Designations
99.3	Asset Purchase and Sale Agreement
99.4	Asset Purchase Waiver and consent
99.5	Press Release February 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2009

South Texas Oil Company

By:	/s/ Michael J. Pawelek
Michael J. Pawelek, Chief Executive Officer

Exhibit Index	Description

99.1	Securities Exchange Agreement
99.2	Series A Convertible Preferred Certificate of Designations
99.3	Asset Purchase and Sale Agreement
99.4	Asset Purchase Waiver and consent
99.5	Press Release February 23, 2009